UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

PRESIDIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38028	47-2398593
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Penn Plaza, Suite 2832, New York, New York 10119

(Address of principal executive offices)

Registrant’s telephone number: (212) 652-5700

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PSDO	NASDAQ Global Select Market

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 14, 2019, Presidio, Inc., a Delaware corporation (“Presidio” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BCEC – Port Holdings (Delaware), LP, a Delaware limited partnership (“Parent”), and Port Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company of the Merger, and an indirect wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds advised by BC Partners Advisors L.P. (“BC Partners”).

The Company’s Board of Directors (the “Board”) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the Merger Agreement, approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

As a result of the Merger, each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware and shares of Common Stock held by Parent or Merger Sub at the Effective Time) will, at the Effective Time, automatically be converted into the right to receive $16.00 in cash, without interest, subject to applicable withholding taxes (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, each option to purchase shares of Common Stock (“Company Option”) will vest at closing (other than performance-based Company Options, which will vest to the extent of achievement of any applicable performance goals) and be cancelled and will be converted into the right to receive an amount in cash equal to the product of Merger Consideration (less the applicable exercise price) and the number of shares of Company Stock subject to such Company Option (less applicable withholding taxes). Each Company RSU Award (as defined in the Merger Agreement) will vest at closing and be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration for each share of Common Stock subject to such Company RSU Award (less applicable withholding taxes). With respect to options, the holder of the option and Parent may agree in writing to an alternative treatment of the holder’s option; provided that Parent may not negotiate with the Company’s employees without the Company’s prior written consent and subject to the Company being provided a right to review any such arrangements.

If the Merger is consummated, the Company’s Common Stock will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Conditions to the Merger and Closing

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Common Stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the approval of the Merger under the antitrust laws of other specified jurisdictions, (3) the absence of an order, injunction or law prohibiting the Merger, (4) approval from the Committee on Foreign Investment in the United States (“CFIUS”), (5) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (6) compliance in all material respects with the other party’s obligations under the Merger Agreement and (7) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement. The parties expect the transaction to close in the fourth quarter of 2019.

Go Shop; No Solicitation

During the period from August 14, 2019 and continuing until 11:59 p.m. (New York time) on September 23, 2019 (the “Go Shop Period”), the Company has the right to, among other things, (1) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute an alternative acquisition proposal and (2) provide information (including nonpublic information and data) relating to the Company and afford access to the business properties, assets, books, records or other nonpublic information, or to any personnel of the Company to a party pursuant to an acceptable confidentiality agreement.

From and after September 24, 2019, the Company must comply with customary non-solicitation restrictions, except that the Company may through October 3, 2019 continue to engage in discussions and negotiations with any party (an “Excluded Party”) from which the Company received a written competing acquisition proposal during the Go Shop Period that the Board determined, before September 24, 2019, would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders adopt the Merger Agreement. The Board may not change its recommendation, adopt an alternative acquisition proposal, or fail to recommend the transaction within four business days of Parent’s written request (“Change of Recommendation”). However, the Company, may before the Company Stockholder Approval (as defined in the Merger Agreement), is obtained, make a Change of Recommendation in connection with a Superior Proposal or Intervening Event (as defined the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including the payment of the applicable Company Termination Fee (as defined in the Merger Agreement).

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by May 14, 2020, subject to certain limitations, (2) Presidio’s stockholders fail to adopt the Merger Agreement, (3) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger and (4) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

The Company is also entitled to terminate the Merger Agreement, and receive a termination fee of $80 million from Parent if (1) Merger Sub fails to consummate the Merger following the completion of a marketing period for Parent’s debt financing and satisfaction or waiver of certain closing conditions or (2) if Parent or Merger Sub otherwise breaches its obligations under the Merger Agreement such that conditions to the consummation of the Merger cannot be satisfied.

If the Merger Agreement is terminated because (1) before receipt of the Company Stockholder Approval, the Board makes a Change of Recommendation or the Company willfully and materially breaches its non-solicit covenant, (2) the Company accepts a Superior Proposal, or (3) the Merger has not closed by May 14, 2020 and (a) an acquirer publicly announced an alternative acquisition proposal after the date of the Merger Agreement and it is not withdrawn before the approval of the transaction and, (b) the Company enters into a definitive agreement with respect to any competing transaction, or completes a competing transaction, within twelve (12) months of termination, the termination fee payable by the Company to Parent will be $40 million; provided that a lower fee of $18 million will apply with respect to a termination before September 24, 2019 or, with respect to a Company Superior Proposal made by an Excluded Party, prior to October 4, 2019 for an alternative acquisition proposal received during the Go Shop Period.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course consistent with past practice during the period between the date of the Merger Agreement and the Closing (as defined in the Merger Agreement) and to not engage in specified types of transactions during this period, subject to certain exceptions. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including cooperating to obtain antitrust clearance under the HSR Act and other applicable competition laws and defending against any lawsuits challenging the Merger.

Additionally, Parent has agreed to take all actions necessary, proper or advisable to obtain CFIUS approval and DCSA Arrangements (as defined in the Merger Agreement), and the Company has agreed to use reasonable best efforts to cooperate with Parent in seeking these approvals.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Support Agreement

AP VIII Aegis Holdings, L.P (“Aegis”), an affiliate of investment funds managed by affiliates of Apollo Global Management, LLC, which owns approximately 42% of the outstanding shares of Common Stock, has entered into a voting agreement (the “Voting Agreement”) with Parent. Pursuant to the Voting Agreement, Aegis has agreed, among other things, to vote its shares of Common Stock in favor of the Merger Agreement, and against any competing transaction, so long as, among other things, the Board has not made a Change of Recommendation.

Financing

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement, refinancing certain existing indebtedness of the Company and its subsidiaries, and paying related fees and expenses. Funds advised by BC Partners (the “Investor Group”) have committed to capitalize Parent at Closing with an aggregate equity contribution equal to $800 million on the terms and subject to the conditions set forth in an equity commitment letter. In addition, the Investor Group has committed to pay the termination fee payable by Parent under certain circumstances, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in a termination fee commitment letter and the Merger Agreement.

Citi, JPMorgan Chase Bank, N.A. and RBC Capital Markets (together with certain of their affiliates, the “Lenders”) have agreed to provide Parent with debt financing in an aggregate principal amount of up to $1,775 million on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Item 8.01	Other Events.

On August 14, 2019, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, Presidio’s plans, objectives, expectations, and the anticipated timing of closing the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, obtaining the requisite approval of the stockholders of Presidio; risks related to the debt financing arrangements, disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; competitive developments; and other risks and uncertainties discussed in Presidio’s filings with the SEC, including the “Risk Factors” and “Cautionary Statements Concerning Forward-Looking Statements” sections of Presidio’s most recent annual report on Form 10-K and subsequently filed Form 10-Qs. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction between the Company and affiliates of BC Partners, the Company will file with the SEC a preliminary Proxy Statement of the Company (the “Proxy Statement”). The Company plans to mail to its shareholders the definitive Proxy Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT, MERGER SUB, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents (when available) filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at http://investors.presidio.com or by contacting the Company’s Investor Relations at investors@presidio.com or by calling 866-232-3762.

Participants in the Solicitation

Presidio and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement described above filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on October 2, 2018, or its Annual Report on Form 10-K for the year ended June 30, 2018, which was filed with the SEC on September 6, 2018. These documents are available free of charge as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and among Presidio, Inc., BCEC – Port Holdings (Delaware), LP and Port Merger Sub, Inc., dated as of August 14, 2019.†

99.1	Press Release, dated August 14, 2019

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Presidio hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that Presidio may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2019

PRESIDIO, INC.

By:	/s/ Elliot Brecher
Name: Elliot Brecher
Title: Senior Vice President and General Counsel